Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the consent statement/prospectus constituting a part of this Registration Statement of our report dated March 6, 2023, relating to the consolidated financial statements of Kodiak Gas Services, Inc. which is contained in that consent statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the consent statement/prospectus.

/s/ BDO USA, P.C.

Houston, Texas

February 12, 2024